                            SCHEDULE 14A INFORMATION



          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. ____ )


         Filed by the Registrant
         Filed by a Party other than the Registrant
         Check the appropriate box:
         ( ) Preliminary Proxy Statement
         (x) Definitive Proxy Statement
         ( ) Definitive Additional Materials
         ( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12


                          ENRON OIL & GAS COMPANY
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                          ENRON OIL & GAS COMPANY
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
       * (x) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(i)(2).
         ( ) $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
         ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

         (2)   Aggregate number of securities to which transactions applies:

________________________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

________________________________________________________________________________

         (4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
         * Set forth the amount on which the filing fee is calculated and state how it was determined.

         ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

________________________________________________________________________________

         (2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________

         (3)   Filing Party:

________________________________________________________________________________

         (4)   Date Filed:

________________________________________________________________________________

* previously paid

                            Enron Oil & Gas Company

                         CONSENT SOLICITATION STATEMENT


         The enclosed consent is solicited by the Board of Directors of Enron Oil & Gas Company (the "Company") to be used in connection with a proposed amendment to the Company's Restated Certificate of Incorporation (the "Revised Amendment"), as hereinafter defined. In order to be counted, consents must be delivered to or mailed and received at the principal executive offices of the Company, 1400 Smith St., Houston, Texas 77002, no later than June 13, 1994. This consent solicitation statement and the related consent are to be first sent or given to the shareholders of the Company on approximately May 24, 1994. Any shareholder giving a consent may revoke it at any time provided written notice of such revocation is received by the Vice President, Communications and Corporate Secretary of the Company on or before June 13, 1994; otherwise, if received in time, properly completed consents will be tabulated in accordance with the instructions specified thereon.



         Holders of record at the close of business on May 24, 1994, of the Company's Common Stock, no par value (the "Common Stock"), will be entitled to
one vote per share.   On May 24, 1994, the record date, there were outstanding
79,928,500 shares of Common Stock. There are no other voting securities outstanding.



         In order to approve the Revised Amendment, holders of a majority of the outstanding Shares entitled to vote must consent to the Revised Amendment. ENRON CORP. BENEFICIALLY OWNS A SUFFICIENT NUMBER OF SHARES TO AUTHORIZE THE REVISED AMENDMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. ENRON CORP. HAS INFORMED THE COMPANY THAT IT INTENDS TO CONSENT TO THE REVISED AMENDMENT. THE COMPANY IS SOLICITING CONSENTS SOLELY BECAUSE SUCH SOLICITATION IS REQUIRED UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE. HOWEVER, THE REVISED AMENDMENT WILL BE ADOPTED EVEN IF NO SHAREHOLDER OTHER THAN ENRON CORP. DELIVERS A CONSENT IN CONNECTION THEREWITH. See "Amendment of Restated Certificate of Incorporation--Required Vote."



         The cost of any solicitation of consents will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of consents by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of consents from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.



                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The Company knows of no one who beneficially owns in excess of five percent of the Common Stock of the Company except as set forth in the table below.

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL
           TITLE                NAME AND ADDRESS OF           OWNERSHIP AS OF                PERCENT
          OF CLASS               BENEFICIAL OWNER             APRIL 30, 1994                 OF CLASS
          --------           -------------------------        --------------                 --------
           Common            Enron Corp.                        64,000,000                    80.07%
                             1400 Smith Street
                             Houston, Texas  77002

            STOCK OWNERSHIP OF THE BOARD OF DIRECTORS AND MANAGEMENT

                                           Enron Oil & Gas Company
                                                Common Stock                        Enron Corp. Common Stock
                                     -----------------------------------     --------------------------------------
                                             Amount                                 Amount
                                           and nature                             and nature
                                          of beneficial                          of beneficial
                                         ownership as of        Percent         ownership as of           Percent
               Name                    April 30, 1994(1)       of Class        April 30, 1994(1)          of Class
               ----                   -------------------      --------       -------------------         --------
 Fred C. Ackman  . . . . . . . .             2,500(2)              *                   --                    *
 Lewis P. Chandler . . . . . . .             5,030(2)              *                26,951(5)                *
 Forrest E. Hoglund  . . . . . .         1,320,000(2)(3)         1.65              586,624(4)(5)(6)          *
 Howard Karren . . . . . . . . .            42,885(2)              *                51,742(5)(6)             *
 Richard D. Kinder . . . . . . .            19,619(7)              *               841,581(5)(6)             *
 Kenneth L. Lay  . . . . . . . .            15,800(7)(8)           *             1,264,173(5)(6)(8)          *
 Joseph M. McKinney  . . . . . .            18,596(2)(5)           *                26,219(5)(6)             *
 Mark G. Papa  . . . . . . . . .            82,936(2)(5)           *                54,203(5)(6)             *
 Edward Randall, III . . . . . .             3,500(2)              *                 6,800(9)                *
 Dennis M. Ulak  . . . . . . . .            19,233(2)(5)           *                11,665(5)                *
 George E. Uthlaut . . . . . . .            54,180(2)              *                15,569(5)                *
 Walter C. Wilson  . . . . . . .            57,745(2)              *                11,139(5)                *
 All directors and executive
 officers as a group (13 in
 number) . . . . . . . . . . . .         1,655,429(2)(5)(7)      2.07            2,902,688(5)(6)           1.152

____________________________

*  Less than 1%

(1) Except as otherwise explained in the footnotes set forth below, all shares involve sole voting power and sole investment power.


(2) The number of shares of the Company's Common Stock subject to stock options exercisable within 60 days after April 30, 1994, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Ackman 1,500 shares; Mr. Chandler 3,530 shares; Mr. Hoglund 910,000 shares; Mr. Karren 42,885 shares; Mr. McKinney 17,865 shares; Mr. Papa 77,795 shares; Mr. Randall 1,500 shares; Mr. Uthlaut 51,180 shares; Mr. Ulak 17,510 shares; Mr. Wilson 56,645 shares; and all directors and executive officers as a group, 1,193,815 shares.


(3) Includes 400,000 shares granted to Mr. Hoglund pursuant to his employment agreement, in which shares Mr. Hoglund has sole voting power and limited investment power.

(4) Includes 370,656 restricted shares of Enron Corp. Common Stock issued to Mr. Hoglund pursuant to the 1992 amendment to his employment agreement, in which shares Mr. Hoglund has sole voting power and limited investment power.

(5) Includes shares held under the Enron Corp. Savings Plan and/or Employee Stock Ownership Plan ("ESOP"). Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Savings Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP.


(6) The number of shares of Enron Corp. Common Stock subject to stock options exercisable within 60 days after April 30, 1994, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Hoglund 44,260 shares; Mr. Karren 29,600 shares; Mr. Kinder 567,276 shares; Mr. Lay 461,700 shares; Mr. McKinney 16,660 shares; Mr. Papa 16,660 shares; and all directors and executive officers as a group 1,136,156 shares.


(7) Does not include 64,000,000 shares owned by Enron Corp. in which each of Messrs. Lay and Kinder, in their capacities as Chairman of the Board and President, respectively, of Enron Corp., has sole voting and investment power pursuant to the provisions of Enron Corp.'s by-laws.

(8) Includes 800 shares with respect to the Company's Common Stock and 7,530 shares with respect to Enron Corp. Common Stock held by Mr. Lay's children and step-children in which Mr. Lay has shared voting and investment powers.

(9) Does not include 75,260 shares of Enron Corp. Common Stock held by trusts of which Mr. Randall is trustee and in which Mr. Randall disclaims beneficial ownership.

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

BACKGROUND

         At the Annual Meeting of Shareholders of the Company held on May 3, 1994 (the "Annual Meeting"), the shareholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation that would, contingent upon a stock split of either two-for-one or three-for-two being declared on or before May 3, 1995, amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock that the Company has authority to issue from 80 million shares to (i) 160 million shares in the event of a stock split of two-for-one, or (ii) 120 million in the event of a stock split of three-for-two (the "Pending Amendment").

         On May 3, 1994, the Board of Directors of the Company declared a two-for-one stock split in the form of a 100% stock dividend (the "Stock Split"). The additional shares to be issued in connection with the Stock Split will be issued on June 15, 1994 to holders of record on May 31, 1994. As a result, under the terms of the Pending Amendment, the number of shares of Common Stock would be increased to 160 million shares. For the reasons stated below, the Board of Directors has determined to modify the Pending Amendment to provide that the Common Stock will have a par value of $.01 per share (the "Revised Amendment"). The Common Stock currently has no par value, and the Pending Amendment would not have changed this characteristic of the Common Stock.

REVISED AMENDMENT

         Shareholder approval of the following resolution is necessary in order to effect the Revised Amendment:

                 RESOLVED, that the resolution adopted by the shareholders of the Company on May 3, 1994 to amend the Restated Certificate of Incorporation is revised to read in its entirety as follows:

                          RESOLVED, that the Restated Certificate of
                 Incorporation of the Company is hereby amended by deleting paragraph A of the Fourth Article thereof in its entirety and substituting the following therefor:

                          "FOURTH: A.  The total number of shares of all
                 classes of stock that the Corporation shall have authority to issue is 160 million (160,000,000) shares of Common Stock, par value $.01 per share."

         In connection with the Stock Split, each holder of record of Common Stock on May 31, 1994 will be entitled to receive a certificate representing the additional shares of Common Stock issuable pursuant to the Stock Split, and the Common Stock certificates outstanding prior to the Stock Split will remain outstanding. Because each certificate for outstanding shares of Common Stock, without par value, will represent an equal number of shares of Common Stock, par value $.01 per share, upon the effectiveness of the Revised Amendment, shareholders do not need to return certificates to the Company or to the transfer agent.

REASONS FOR THE REVISED AMENDMENT

         The purpose of the Revised Amendment is to save filing fees. In connection with the filing of certificates of amendment with the Delaware Secretary of State, Delaware corporations are required to pay a filing fee generally based upon the resulting increase, if any, in the corporation's authorized capital stock. There are differences in the filing fee computations between stock with par value and stock with no par value. For Delaware corporations that have capital stock with no par value, a substantially greater fee per share is prescribed for filing fee purposes. Accordingly, if the Company were to file a certificate of amendment with the Secretary of State of the State of Delaware in connection with the Pending Amendment, the Company would be required to pay a filing fee of approximately $320,000. On the other hand, if a certificate of amendment for the Revised Amendment is filed instead, the filing fee will be $30.

         The Revised Amendment will have the same effect on the Company's capital structure as the Pending Amendment. Under both amendments, the authorized number of shares of Common Stock will be increased to 160 million shares. Furthermore, because the Board of Directors has allocated $.01 per share of Common Stock to stated capital, the Revised Amendment will have the same effect on the Company's aggregate stated capital as the Pending Amendment.

         Because (i) the Revised Amendment and Pending Amendment have the same effect on the Company's capital structure and (ii) the filing fee for the Pending Amendment is significantly higher than the Revised Amendment, the Board of Directors believes that the adoption of the Revised Amendment is in the best interests of the Company and its shareholders.

NO APPRAISAL RIGHTS

         Since the Revised Amendment does not involve a merger or consolidation, shareholders have no appraisal or similar rights under Section 262 of the Delaware General Corporation Law or otherwise in connection herewith.

REQUIRED VOTE


         The approval and adoption of the Charter Amendment requires the affirmative vote of the holders of record at the close of business on May 24, 1994 of at least a majority of the voting power of the outstanding Common Stock entitled to vote. Accordingly, under Delaware law and the Company's Restated Certificate of Incorporation and by-laws, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person voting or giving the proxy.


         Enron Corp. has informed the Company that it intends to consent to the Revised Amendment. As described under the heading "Stock Ownership of Certain Beneficial Owners," Enron Corp. beneficially owns 80.07% of the outstanding shares of Common Stock. THE COMPANY IS SOLICITING CONSENTS BECAUSE SUCH SOLICITATION IS REQUIRED UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE. HOWEVER, THE REVISED AMENDMENT WILL BE ADOPTED EVEN IF NO SHAREHOLDER OTHER THAN ENRON CORP. DELIVERS A CONSENT IN CONNECTION THEREWITH.


                       PROPOSALS FOR 1995 ANNUAL MEETING

         Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1995 must be received by the Company, addressed to Angus H. Davis, Vice President, Communications and Corporate Secretary, 1400 Smith Street, Houston, Texas 77002, no later than November 24, 1994, to be included in the Company's proxy statement and form of proxy relating to that meeting.

         In addition to the SEC rules described in the preceding paragraph, the Company's by-laws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of the Shareholders of the Company to the Secretary of the Company. TO BE TIMELY, NOTICE GIVEN BY A SHAREHOLDER MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, 1400 SMITH STREET, HOUSTON, TEXAS 77002, NO LATER THAN FEBRUARY 2, 1995. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing by-law provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing by-law provisions. Notwithstanding anything in the Company's by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.


                                         By Order of the Board of Directors


                                         ANGUS H. DAVIS
                                         Vice President, Communications
                                           and Corporate Secretary


Houston, Texas
May 24, 1994

                           Enron Oil & Gas Company

                      Consent Solicited on Behalf of the
                Board of Directors of Enron Oil & Gas Company

     Pursuant to Section 228 of the Delaware General Corporation Law, the undersigned shareholder of Enron Oil & Gas Company hereby consents to the Revised Amendment to the Company's Restated Certificate of Incorporation, to provide that the Company's Common Stock (the "Common Stock") will have a par value of $.01 per share. The Common Stock currently has no par value.



- - ---------------------------------------------------------
                                    NAME:
                                    DATE:



     Any shareholder giving a consent may revoke it at any time provided written notice of such revocation is received by the Vice President, Communications and Corporate Secretary of the Company on or before June 13, 1994.

     THE COMPANY IS SOLICITING CONSENTS SOLELY BECAUSE SUCH SOLICITATION IS REQUIRED UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE. HOWEVER, THE REVISED AMENDMENT WILL BE ADOPTED EVEN IF NO SHAREHOLDER OTHER THAN ENRON CORP. DELIVERS A CONSENT IN CONNECTION THEREWITH.